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                                                                       EXHIBIT 8
                              HINSHAW & CULBERTSON


 BELLEVILLE, ILLINOIS              SUITE 300               WAUKEGAN, ILLINOIS
BLOOMINGTON, ILLINOIS      222 NORTH LA SALLE STREET     FT. LAUDERDALE, FLORIDA
 CHAMPAIGN, ILLINOIS      CHICAGO, ILLINOIS 60601-1081       MIAMI, FLORIDA
   JOLIET, ILLINOIS                                          TAMPA, FLORIDA
   LISLE, ILLINOIS                312.704.3000             ST. LOUIS, MISSOURI
   PEORIA, ILLINOIS                 ________               APPLETON, WISCONSIN
  ROCKFORD, ILLINOIS          TELEFAX 312.704.3001        BROOKFIELD, WISCONSIN
SPRINGFIELD, ILLINOIS                                     MILWAUKEE, WISCONSIN

                                October 2, 1995
WRITER'S DIRECT DIAL NO.                                        FILE NO.
(312) 704-3852                                              728693



First Midwest Bancorp, Inc.
300 Park Boulevard, Suite 405
P.O. Box 459
Itasca, Illinois  60143-0459

   Re:  First Midwest Bancorp, Inc.
        Registration Statement on Form S-4

Ladies and Gentlemen:

   We have acted as counsel to First Midwest Bancorp, Inc., a Delaware corporation ("First Midwest"), in connection with the proposed merger (the "Merger") of CF Bancorp, Inc. ("CF"), with and into First Midwest, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 31, 1995 (the "Merger Agreement"), by and between First Midwest and CF, as described in the Registration Statement on Form S-4 to be filed by First Midwest with the Securities and Exchange Commission (the "Registration Statement").

   In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Merger Agreement, (ii) the Registration Statement, (iii) the First Midwest Shareholder Rights Plan which was adopted on February 15, 1989, (iv) the CF 1992 Stock Option and Incentive Plan, and (v) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. This opinion is subject to our receipt prior to the effective date of the Merger of certain written representations and covenants of First Midwest and CF.



         A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS           96829-1-DS2
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First Midwest Bancorp, Inc.
October 2, 1995
Page 2


   Based upon and subject to the foregoing, the discussion describing the opinion of Hinshaw & Culbertson contained in the prospectus included as part of the Registration Statement (the "Prospectus") under the caption "Certain Federal Income Tax Consequences of the Merger," except as otherwise indicated, expresses our opinion as to the material federal income tax consequences applicable to holders of CF Common Stock. You should be aware, however, that the discussion under the caption "Certain Federal Income Tax Consequences of the Merger" in the Prospectus represents our conclusions as to the applicability of existing law to the instant transactions. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service. In addition, to the extent the written representations and covenants of CF and First Midwest described above are factually inaccurate, then our conclusions may be invalid.

   This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hinshaw & Culbertson under the heading "Certain Federal Income Tax Consequences of the Merger" in the Registration Statement and the Prospectus.

                               Very truly yours,


                              TIMOTHY M. SULLIVAN
                              -------------------
                              Timothy M. Sullivan

JDH:sb



                                                                     96829-1-DS2